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                               CONSENT OF COUNSEL

                                AIM EQUITY FUNDS

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail and institutional classes of AIM Equity Funds (the "Trust"), which is included in Post-Effective Amendment No. 89 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469), and Amendment No. 89 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-01424), on Form N-1A of the Trust.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
February 5, 2008